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                                                                     EXHIBIT 3.9

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                                GEISMAR VINYLS LP

                  The undersigned, desiring to amend the Certificate of Limited Partnership of Geismar Vinyls LP pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

                  FIRST:   The name of the Limited Partnership is GEISMAR VINYLS
                           LP

                  SECOND: Article I of the Certificate of Limited Partnership shall be amended as follows:

                           "I. The name of the limited partnership is GEISMAR VINYLS COMPANY LP"

                  IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 8th day of January, 2003.

                                                GVGP, INC.

                                                General Partner

                                                By: /s/ A. Chao
                                                    ---------------------------
                                                    Albert Chao, President